UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to Rule 14a-12

VERITAS DGC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is a notice sent to the holders of Veritas DGC Inc.’s Floating Rate Convertible Senior Notes due 2024 on December 6, 2006 by Veritas DGC Inc. relating to the proposed merger transaction between Veritas DGC Inc. and Compagnie Générale de Géophysique:

Filed by Veritas DGC Inc.

Pursuant to Rule 14a-6(b)

Under the Securities Exchange Act of 1934

Subject Company: Veritas DGC Inc.

Commission File No. 1-07427

NOTICE

To the Holders of

Veritas DGC Inc. (the “Issuer”)
(a Delaware corporation)
Floating Rate Convertible Senior Notes due 2024 (the “Notes”)
CUSIP Numbers 92343PAE7 and 92343PAD9

THIS NOTICE IS BEING SENT TO YOU BY THE TRUSTEE ON BEHALF OF THE ISSUER
PURSUANT TO SECTION 10.10 OF THE INDENTURE GOVERNING THE NOTES.

Reference is made the Agreement and Plan of Merger dated as of September 4, 2006 among the Issuer, Compagnie Générale de Géophysique (“CGG”), Volnay Acquisition Co. I and Volnay Acquisition Co. II (the “Merger Agreement”). Pursuant to the Merger Agreement, Volnay Acquisition Co. I will merge with and into the Issuer, with the Issuer surviving the merger as a wholly-owned subsidiary of CGG, immediately followed by the Issuer merging with and into Volnay Acquisition Co. II, with Volnay Acquisition Co. II surviving the merger and continuing its corporate existence as a wholly-owned subsidiary of CGG (the “Merger”). In connection with the Merger, holders of the Issuer’s common stock may elect to receive merger consideration in the form of either cash or CGG American Depositary Shares (“ADSs”) with respect to each share of Veritas common stock they hold, subject to proration as set forth in the Merger Agreement. The Issuer and CGG currently expect the consummation of the Merger to occur on or about January 12, 2007.  The Merger is more fully described in, and the Merger Agreement is reproduced in, the definitive proxy statement filed by the Issuer with the U.S. Securities and Exchange Commission on December 1, 2006 (the “Proxy Statement”).  You may obtain a copy of the Proxy Statement at www.veritasdgc.com/investors/proxies/.com or by submitting a request in writing to Veritas DGC Inc., 10300 Town Park Drive, Houston, Texas 77072, Attention: Investor Relations, or by telephone at (832) 351-8300.

Pursuant to the Merger Agreement and Section 10.11 of the Indenture dated as of March 3, 2004 by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes (the “Indenture”), following the Merger and the execution of a supplemental indenture, the Notes will remain outstanding. The holders of Notes will then be entitled to receive upon conversion of the Notes the merger consideration that a holder of the Issuer’s common stock who made no election would receive, which will not be determinable until after the deadline for the Issuer’s stockholders to elect cash and/or

CGG ADSs set forth below (the “Election Deadline”). In addition, the conversion of the Notes following the Merger will be solely into the merger consideration, without any cash repayment of the principal.

The Notes are currently convertible into shares of the Issuer’s common stock.  Conversions must be processed pursuant to the Depository Trust Company’s conversion procedures.  A holder of the Notes who converts into shares of the Issuer’s common stock pursuant to the Indenture and who becomes a holder of record of the Issuer’s common stock prior to the Election Deadline may elect to receive cash or CGG ADSs or a combination of cash and ADSs in the same manner as other Veritas stockholders, subject to the election procedures and proration mechanisms described in the Merger Agreement and the Proxy Statement. A holder of Notes that wishes to have the right to make an election should tender its Notes for conversion sufficiently in advance of the Election Deadline.

A holder of Notes who wishes to receive shares of the Issuer’s common stock before the Election Deadline must tender its Notes for conversion no later than December 21, 2006.  Under Section 10.02(b) of the Indenture, holders of Notes do not become record holders of the Issuer’s common stock until, at the earliest, the Determination Date. Under Section 10.14 of the Indenture, the Determination Date is defined as the 10th trading day on the New York Stock Exchange beginning on the second trading day following the day the relevant Notes are tendered for conversion. If a holder of Notes tenders Notes for conversion on December 21, 2006, the ten trading day period will begin on December 26, 2006 and will end on January 9, 2006.

Any holder of Notes that has become a record holder of Issuer’s common stock, and wishes to elect to receive cash or CGG ADSs or a combination of cash and ADSs, must return a properly completed Form of Election prior to the Election Deadline of 5:00 p.m., New York time, on January 10, 2007, with respect to the shares of the Issuer’s common stock issued on conversion. If you have any questions concerning the conversion of your Notes or to receive a Form of Election, please contact the information agent, Mellon Investor Services, at (866) 293-6622 or call collect (201) 680-6590.

Holder’s of the Issuer’s common stock who do not make a valid election to receive cash or CGG ADSs with respect to each share of the Issuer’s common stock held by them as described above will receive a letter of transmittal as soon as practicable after the consummation of the Merger that will entitle them to surrender their shares of common stock for the merger consideration.

Holders of Notes are cautioned that the completion of the Merger remains subject to receipt of approval from the shareholders of the Issuer and CGG, as well as the satisfaction of other customary closing conditions described in the Proxy Statement.  Pursuant to Section 10.02(a) of the Indenture, a conversion notice cannot be revoked once it has been delivered to the Trustee, as Conversion Agent.

December 6, 2006

FORWARD-LOOKING INFORMATION

This notice may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction between Compagnie Générale de Géophysique (“CGG”) and Veritas DGC Inc. (“Veritas”), CGG has filed a registration statement on Form F-4 (File no. 333-138033) (the “Form F-4”), which includes a definitive Proxy Statement/Prospectus, dated November 30, 2006, relating to the CGG ordinary shares underlying the CGG American Depositary Shares (“ADS”) to be issued in the proposed transaction.  CGG and Veritas have also filed, and intend to continue to file, additional relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock. The Registration Statements and the Proxy Statement/Prospectus contain important information about Veritas, CGG, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may be able to obtain free copies of the documents filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may be able to obtain free copies of materials filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at +1 832 351 8821 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in Veritas’s Amendment No. 1 to Form 10-K/A, which was filed with the SEC on or about November 28, 2006.  This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 832 351 8821.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9,

2006.  This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at +33 1 64 47 38 31.